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                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT
                              --------------------


     EMPLOYMENT AGREEMENT dated as of July 18, 1996, between NUMAR Corporation, A Pennsylvania corporation (the "Company") and Dr. Melvin N. Miller (the "Executive").

                                   BACKGROUND

     Executive is currently the Chairman and Chief Executive Officer of Company. Company desires to continue to employ Executive, and Executive desires to remain in the employ of Company, on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.  CAPACITY AND DUTIES

     1.1    Employment; Acceptance of Employment.  Company hereby employs
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Executive and Executive hereby agrees to continue employment by Company for a period and upon the terms and conditions hereinafter set forth.

     1.2    Capacity and Duties.
            --------------------

            (A) Executive shall initially serve as the Company's Chairman and Chief Executive Officer. During the term of this Agreement, Company may hire or appoint another person as its Chief Executive Officer and may vest in such other person one or more responsibilities initially held by Executive pursuant to the terms of this Agreement, provided that, at all times during the term of this
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Agreement, Executive shall, subject to the supervision of the Board of Directors of Company (the "Board"), be responsible for and have authority over all of Company's and its subsidiaries' research and development, including the identification and development of all new products and new product applications. Executive shall perform such other duties and shall have such authority consistent with his position as may from time to time reasonably be specified by the Board. Executive shall report directly to the Board and shall perform his duties for Company principally at Company's office located in Malvern, Pennsylvania, except for periodic travel that may be necessary or appropriate in connection with the performance of Executive's duties hereunder.

            (B) Executive shall devote his full working time, energy, skill and best efforts to the performance of his duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company, and shall not be employed by or participate or engage in or be a part of in any manner the management or operation of any business enterprise other than Company without

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the prior written consent of the Board, which consent may be granted or withheld in its sole discretion.

SECTION 2. TERM OF EMPLOYMENT

     2.1   Term.  The initial term of Executive's employment hereunder shall be
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five years commencing on the date hereof, unless further extended or sooner terminated in accordance with the other provisions hereof. Except as hereinafter provided, on the fourth anniversary of the date hereof and on each subsequent anniversary thereof (each such date an "Anniversary Date"), the term shall be automatically extended for one year unless either party shall have given to the other party written notice of termination of this Agreement prior to such Anniversary Date. The last day of the term, as from time to time extended, is hereinafter referred to as the "Expiration Date." In the event written notice of termination is given as provided above, Executive's employment under this Agreement shall terminate on the Expiration Date (as last extended).

SECTION 3. COMPENSATION

     3.1   Basic Compensation.  As compensation for Executive's services during
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the first year of his employment hereunder, Company shall pay to Executive a salary of $210,000, payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. Executive's annual salary shall be increased to $225,000 as of January 1, 1997 and to $240,000 as of January 1, 1998 provided that, in each case, Executive is then in the employ of Company and provided that Company has attained in 1996 and 1997, respectively, criteria of profitability to be established by Executive and agreed to by Company's Compensation Committee. For years subsequent to 1998, Executive's annual salary shall be in the amount of his salary for 1998 with such increases, as determined in accordance with this Section 3.1, is hereinafter referred to as his "Base Salary."

     3.2   Performance Bonus.  During the Term of this Agreement, in the sole
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discretion of the Board, Executive shall be entitled to receive an annual performance bonus in accordance with the policies and plans of Company in place from time to time with respect to the payment of bonuses to executive officers; provided that Executive's bonus for any year shall not exceed the higher of 70% of his Base Salary or such percentage of Base Salary awarded as a bonus for such year to any person other than Executive holding the position of Chief Executive Officer of Company during such year.

     3.3   Employee Benefits.  In addition to the compensation provided for in
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Sections 3.1 and 3.2, Executive shall be entitled during the term of his employment to participate in such of Company's employee benefit plans and benefit programs, including medical benefit programs, as may from time to time be provided for executive officers of Company.

     3.4   Vacation.  Executive shall be entitled to a paid vacation during the
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terms of his employment commensurate with vacations as may from time to time be provided for executive officers of Company.

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     3.5    Expense Reimbursement.  During the term of his employment, Company
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shall reimburse Executive for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers therefor and such other supporting information as Company may reasonably require.

     3.6    Stock Options.  Promptly following execution of this Agreement,
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Company shall grant Executive, pursuant to Company's 1994 Stock Incentive Plan, as amended (the "Plan"), options to purchase 100,000 Common Shares of Company (the "Common Shares") at a cash purchase price per share equal to the Fair Market Value of a share on the date such grant is made, as that term is defined in the Plan. The options shall not be immediately vested or exercisable. One fifth of the options shall be vested and exercisable on the first anniversary of the date of grant, and an additional one fifth shall become vested and exercisable on each succeeding anniversary of the date of grant until all options have become vested and exercisable, provided that options shall become vested and exercisable on an anniversary of the date of grant only if Executive is in the employ of Company on such date.

SECTION 4.  TERMINATION OF EMPLOYMENT

     4.1    Death of Executive.  Executive's employment hereunder shall
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immediately terminate upon his death, upon which Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) accrued as of the date of Executive's death in accordance with generally-accepted accounting principles.

     4.2    Disability of Executive.  If Executive, in the reasonable opinion of
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the Board, is or has been materially unable for any reason to perform his duties hereunder for a period of 180 consecutive days, then the Board shall have the right to terminate Executive's employment upon 30 days' prior written notice to Executive at any time during the continuation of such inability, in which event Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) Accrued under this Agreement as of the date of such termination in accordance with generally-accepted accounting principles.

     4.3    Termination for Cause.  Executive's employment hereunder shall
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terminate immediately upon notice that the Board is terminating Executive for
"cause" (as defined herein), in which event Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursements, etc.) Accrued under this Agreement as of the date of such termination in accordance with generally accepted accounting principles. As used herein, "cause" shall included, without limitation, the following, provided that, in each case of circumstances described in clauses
(iv) through (ix) below, Executive has failed to remedy the circumstances to Company's satisfaction within 30 days following notice thereof to Executive:

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               (i)    fraud committed in connection with Executive's employment, dishonesty, theft, misappropriation or embezzlement of Company's funds;

               (ii) conviction of any felony, crime involving fraud or misrepresentation, or of any other crime (whether or not connected with his employment) the effect of which is likely to adversely affect the company or its affiliates;

               (iii) material breach of Executive's obligations under this Agreement;

               (iv) repeated and consistent failure of Executive to be present at work during normal business hours unless the absence is because of a disability as described in Section 4.2;

               (v) insubordination, gross incompetence or misconduct in the performance of, or gross neglect of, Executive's duties hereunder; or

               (vi) use of alcohol or other drugs which interferes with the performance by Executive of his duties.

     4.4  Termination without Cause; Termination for Good Reason; Change in
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Control
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          (A)  In the event:

               (i) Executive's employment is terminated by Company for any reason other than Cause or the death or disability of Executive; or

               (ii) Executive's employment is terminated by Executive for "Good Reason" (as defined herein); then (a) Company shall continue to pay Executive all of the consideration provided for in Section 3.1 above (including the increases provided therein) during the remainder of the then-current term of Executive's employment (or in the case of a termination described in clause (i) or (ii) above within three years following a Change in Control [as described herein], until the third anniversary of the Change in Control, if later), and
(b) anything to the contrary contained in Section 3.6 above notwithstanding, subject to the terms of the Plan, all options granted to Executive pursuant to
Section 3.6 shall become immediately vested and exercisable on the date of such termination, as applicable, provided that such consideration shall be proportionately reduced to the extent required so that each such payment or other consideration shall not be a parachute payment within the meaning of
Section 280G(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or successor provisions of similar import. Such determinations shall be made by Company. Upon making the payments described in this Section 4.4(A), Company shall have no further obligation to Executive hereunder .

     (B) As used in this section 4.4, a "Change of Control" of Company shall be deemed to have occurred if:

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          (i)  at any time after the date hereof, directors of Company in office on the date hereof plus any new director (excluding a director designated by a person or group who has entered into an agreement with Company to effect a transaction described in clause (ii) hereof) whose election by the board or nomination for election by Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved shall cease for any reason to constitute at least a majority of the Board; or

               (ii) at any time after the date hereof, there shall occur (a) any consolidation or merger of the company in which Company is not the continuing or surviving corporation or pursuant to which the Common Shares would be converted into cash, securities or other property, other than a merger of Company in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as their ownership of Common Shares immediately before or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 50% or more of the assets of earning power of Company, other than to a corporation, with respect to which immediately following such sale or other disposition more than 60% of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the common Shares immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Common Shares.

     (c)       As used herein, the term "Good Reason" shall mean the following:

               (i) material breach of Company's material obligations under this Agreement, provided that Company has not remedied such breach after notice and a reasonable opportunity to cure;

               (ii) any decrease in Executive's Base Salary as increased during his term of employment pursuant to this Agreement (except for decreases that are in conjunction with decreases in executive salaries generally), any material reduction in Executive's duties or authority (except as described in Section 1.2(A)), and any material reduction in Executive's employee benefits below those required to be provided from time to time pursuant to Section 3.3; or

               (iii) Company requiring Executive to be based at a location outside a 60-mile radius of Malvern, Pennsylvania, except for reasonably required travel on Company's business.

     4.5  Voluntary Termination.   In the event Executive's employment is
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voluntarily terminated by Executive without Good Reason, Company shall not be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) accrued as of the date of Executive's termination in accordance with generally-accepted accounting

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principles.  Upon making the payments described in this Section 4.5, Company shall have not further obligation to Executive hereunder.

SECTION 5.  RESTRICTIVE COVENANTS

     5.1  Confidentiality.  Executive acknowledges a duty of confidentiality
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owed to Company and shall not, at any time during or after his employment by
Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of company or any of its affiliates obtained or acquired by him while so employed. All computer software, address books, Rolodexes, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, books, records, files and know-how acquired while an employee of Company, are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or made use of other than in pursuit of Company's business, and upon termination of employment for any reason, Executive shall deliver to Company, without further demand all copies thereof which are then in his possession or under his control.

     5.2  Inventions and Improvements.  Executive shall promptly communicate to
          ---------------------------
Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Executive acknowledges that all ideas, discoveries, inventions, and improvements which heretofore have been or are hereafter made, conceived or reduced to practice by him at any time during this employment with Company and every item of knowledge relating to Company's business interests (including potential business interests) heretofore or hereafter gains by him at any time during his employment with Company are the property of Company, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions, improvements, and knowledge to Company for its sole use and benefit, without additional compensation. The provisions of this Section 5.2 shall apply whether such ideas, discoveries, inventions, improvements or knowledge were or are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. Executive shall, upon request of Company, but at no expense to Executive, at any time during or after his employment with Company, sign all instruments and documents reasonably requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, improvements, and knowledge, including applying for, obtaining, and enforcing patents and copyrights thereon in any and all countries.

     5.3  Non-Competition.  During the term of Executive's employment and for
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two years after any termination of employment, or if longer, for so long as
Executive is entitled to the payment of amounts determined in accordance with
Section 3.1 hereof, Executive shall not directly or indirectly: (i) engage anywhere in the world, in (a) the manufacture, assembly, design, development, distribution or marketing of or research with respect to any product, equipment or service substantially similar to or in competition with any product, equipment or service which at any time during the term of such employment or the immediately proceeding 12-month period has been

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manufactured, sold, distributed or provided by Company or any product, equipment or service which Company was developing during such period for future manufacture, sale or distribution or (b) the provision of any service substantially similar to or in competition with any service offered by Company at any time during such period; (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity considering engaging in any such activities or so engaged; (iii) seek in competition with the business of Company to procedure orders from or do business with any customer or Company;
(iv) solicit, or contact with a view to the engagement or employment by, any person or entity of any person who is an employee of Company; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of Company) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to Company; or (vi) engage in or participate in any effort to act to induce any of the customers, associates, consultants, and employees of Company or any of its affiliates to take any action which might be disadvantageous to Company or any of its affiliates; provided, however, that nothing herein shall prohibit the Executive and his affiliates from owning, as passive investors, in the aggregate not more than 5% of the outstanding publicly-traded stock of any corporation so engaged. The duration of the Executive's covenants set forth in this Section shall be extended by a period of time equal to the number of days, if any, during which the Executive is in violation of the provisions hereof.

     5.4  Injunction and Other Relief.
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          (A)  Executive acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein and accordingly expressly agrees that: in addition to any other remedies which Company may have, Company shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of its obligations hereunder.

          (B) Notwithstanding the equitable relief available to Company, the Executive, in the event of a breach of his covenants contained in Section 5 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in the continuing breach for some period of time, and therefore, continuing injury to Company until and unless Company can obtain such equitable relief. Therefore, in addition to such equitable relief, Company shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Executive as a result of said breach and all costs and attorneys' fees incurred by Company in enforcing person or entity any confidential information, this will be considered a continuing violation on a daily basis for so long a period of time as such confidential information is made use of by Executive or any such other person or entity.

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SECTION 6.  MISCELLANEOUS

     6.1  Invalidity.  If any provision hereof is determined to be invalid or
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unenforceable by a court of competent jurisdiction, Executive shall negotiate in good faith to provide Company with protection as nearly equivalent to that found to be invalid or unenforceable and if any such provision shall be so determined to be invalid or unenforceable by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

     6.2  Assignment; Benefit.  This Agreement shall not be assignable by
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Executive, and shall be assignable to the Company only to any affiliate or to any person or entity which may become a successor in interest (by purchase of assets or stock. Or by merger or otherwise) to Company in the business or a portion of the business presently operated by it. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall insure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

     6.3  Notices.  All notices hereunder shall be in writing and shall be
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sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or be telegraph, fax or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right or any party to serve process in any other manner permitted by law.

          (A)  If to Company:

               NUMAR Corporation
               508 Lapp Road
               Malvern, PA 19355

               Attn: Edward P. Delson, Senior Vice President & CFO

          (B)  If to Executive:

               Dr. Melvin N. Miller
               475 Warick Road
               Wynnewood, PA 19096

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     6.4  Entire Agreement and Modification.  This Agreement constitutes the
          ---------------------------------
entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

     6.5  Governing Law.  This Agreement is made pursuant to, and shall be
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construed and enforced in accordance with, the laws of the Commonwealth of
Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

     6.6  Headings; Counterparts.  The headings of paragraphs in this Agreement
          ----------------------
are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

     6.7  Further Assurances.  Each of the parties hereto shall execute such
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further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            NUMAR Corporation


                                            By: _____________________________
                                                  Edward P. Delson
                                                  Senior Vice President and
                                                  Chief Financial Officer



                                            By:_____________________________
                                                  Melvin N. Miller

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